Exhibit 5.2

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

July 12, 2021

RenaissanceRe Holdings Ltd.

12 Crow Lane

Pembroke, HM 19

Bermuda

Ladies and Gentlemen:

We have acted as counsel to RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), in connection with the public offering of 20,000,000 depositary shares (the “Depositary Shares”), representing an aggregate of 20,000 4.20% Series G Preference Shares, of the Company (the “Preference Shares”). The Preference Shares are to be deposited by the Company against delivery of a receipt executed by Computershare Inc. and Computershare Trust Company, N.A. (jointly, the “Depositary”) and registered in the name of Cede & Co., pursuant to the Deposit Agreement, dated July 12, 2021 (the “Deposit Agreement”), among the Company and the Depositary.

In our capacity as counsel, we have examined originals, or copies certified or otherwise identified, of (i) the registration statement on Form S-3 (File No. 333-231720) of the Company relating to Depositary Shares, Preference Shares and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2019, as amended by Post-Effective Amendment No. 1 filed by the Company with the Commission on June 2, 2020, as further amended by Post-Effective Amendment No. 2 filed by the Company with the Commission on August 6, 2020 (the “Registration Statement”) and (ii) an executed copy of the Deposit Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certain records of the Company and certain agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed or photocopied.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Depositary Shares, having the rights and restrictions set out in the Certificate of Designation, Preferences and Rights of the 4.20% Series G Preference Shares of the Company, when issued and paid for in accordance with the Underwriting Agreement, dated July 7, 2021, by and among the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC and the Deposit Agreement, will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

The opinion stated herein is subject to the following qualifications: (i) the opinion stated herein is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally, and by general principles of equity; and (ii) the opinion stated herein is limited by

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July 12, 2021

bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally, and by general principles of equity; and (iii) we have assumed that the Preference Shares have been duly authorized by all requisite corporate action on the part of the Company, have been validly issued, and are fully paid and non-assessable, and certificates therefor have been duly executed and delivered and have been properly deposited with the Depositary in accordance with the Deposit Agreement; (iv) we have assumed that the Securities have been duly executed by one of the authorized officers of the Depositary and registered by such Depositary; and (v) we have assumed that the Deposit Agreement has been duly authorized and, to the extent not governed by New York law, executed and delivered by the parties thereto.

We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K filed by the Company on the date hereof. Such consent does not constitute a consent under Section 7 of the Securities Act of 1933, and by giving such consent we have not certified any part of the Registration Statement or the prospectus therein and do not otherwise admit that we are within the categories of persons whose consent is required under said Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP